SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Suite 200, Richardson, Texas	75081
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	Nasdaq Capital Market

Item 8.01     Other Events.

Intrusion Inc. issued a press release on October 29, 2020, announcing that it will release its third quarter 2020 financial results on November 12, 2020 after market close. Jack Blount, President and CEO, and Anthony (Tony) LeVecchio, Chairman and Interim CFO, will host a conference call at 4:00 p.m. Central Time to discuss the Company’s financial results. The conference call will be broadcast live in listen-only mode on the investor relations website at www.intrusion.com. Analysts and investors who would like to join the live call via teleconference are invited to dial in using the following information:

Date: Thursday, November 12, 2020

Time: 4:00 p.m. Central Time

Conference Call Number: 1-833-366-0416

International Call Number: +1-236-712-2506

Conference ID: 5795593

A telephone replay of the conference call will be available approximately two hours after the conference call through November 19, 2020. The replay can be accessed by dialing 1-800-585-8367 and using the passcode 5795593. International callers should dial +1-416-621-4642 and enter the same passcode at the prompt.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements And Exhibits.

(d)	Exhibits

99.1	INTRUSION To Announce Third Quarter 2020 Financial Results on November 12, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: October 29, 2020	By:	/s/ Jack B. Blount
Jack B. Blount President and CEO

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